SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TELLABS, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TELLABS, INC., 1415 West Diehl Road, Naperville, Illinois 60563-2359
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
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Date: Thursday, April 27, 2006
Time: 2:00 p.m., Central Time
Place: Hilton Lisle/Naperville
           3003 Corporate West Drive
           Lisle, Illinois 60532

Purposes of the Annual Meeting:

1. To elect three directors to serve until the 2009 Annual Meeting of Stockholders;

2. To vote on a proposal to ratify the appointment of Tellabs’ independent auditors; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Proxy voting:

Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by phone, by Internet, or by completing, signing, dating and returning your proxy card in the enclosed envelope.

Who may attend the Annual Meeting:

The Board of Directors has fixed the close of business on February 27, 2006, as the record date for the Annual Meeting. Only stockholders as of the record date are entitled to notice of, to vote at and to attend the Annual Meeting.

Directions to the Annual Meeting:

For a map and directions to attend the Annual Meeting, please refer to the back page of this Proxy Statement.

By Order of the Board of Directors,

James M. Sheehan
Secretary
March 20, 2006

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on March 20, 2006.

WE URGE YOU TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY (1) CALLING THE TOLL-FREE NUMBER (1.800.690.6903), (2) ACCESSING THE INTERNET WEBSITE AT www.proxyvote.com OR (3) SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD.
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Tellabs, Inc., One Tellabs Center, 1415 West Diehl Road, Naperville, Illinois 60563-2359
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TABLE OF CONTENTS
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Proxy Statement
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Tellabs, Inc.
One Tellabs Center
1415 West Diehl Road
Naperville, Illinois 60563-2359

The enclosed proxy is solicited by the Board of Directors of Tellabs, Inc., a Delaware corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m. Central Time on Thursday, April 27, 2006.
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Voting Information
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Who can vote?
Only stockholders of record as of the close of business on February 27, 2006, are entitled to notice of, to vote at and to attend the Annual Meeting. At the close of business on that date, the Company had 450,392,827 shares of Common Stock outstanding.

For 10 days prior to our Annual Meeting, a list of stockholders of record entitled to vote will be available for inspection at our principal executive offices, 1415 West Diehl Road, Naperville, Illinois 60563-2359. If you would like to view the stockholder of record list, please call our Investor Relations department at (630) 798-3602 to schedule an appointment.

How do I vote?
Stockholders are entitled to one vote for each share held. A stockholder may revoke any proxy given at any time before it is voted by filing a written revocation notice with the Secretary of the Company or by duly executing a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the Annual Meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted FOR the election of directors and FOR the ratification of the Company’s independent auditors.

The inspectors of election will tabulate votes cast in person or by proxy at the Annual Meeting of  Stockholders and will determine whether a quorum (a majority of the shares entitled to be voted) is present at the meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of the election of directors. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby with respect to the election of directors, and does not otherwise authorize the voting of such shares, such shares, or “non-votes,” will be considered to be present for the purpose of determining whether a quorum is present. However, such proxy will not be considered to be present and entitled to vote with respect to the election of directors. Assuming a quorum is present, the favorable vote of a plurality of the shares present and entitled to vote at the Annual Meeting is necessary for a nominee to be elected as a director; abstentions and non-votes will thus have no effect on the election of directors. Shares cannot be voted for more than three nominees; there is no right to cumulative voting.

The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to ratify the independent auditors. Abstentions and shares not voted by stockholders of record present or represented at the Annual Meeting and entitled to vote will have the same effect as a vote cast against ratification of the independent auditors. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on ratification of the independent auditors.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person.

How do I vote if I am a Tellabs 401(k) Plan participant?
A Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy will be provided to each participant in the Tellabs 401(k) Plan (previously known as the Tellabs Advantage Program). Pursuant to the Tellabs 401(k) Plan, each participant is a “named fiduciary” entitled to direct the trustee of the Tellabs 401(k) Plan with respect to voting (i) the shares of Common Stock allocated to the participant’s accounts; (ii) a proportion of the shares allocated to accounts of participants who do not return voting instructions to the trustee; and (iii) all unallocated shares. Subject to its fiduciary duties, the trustee will vote allocated shares in accordance with the instructions received and will vote shares with respect to which no instructions are received and all unallocated shares in the same proportions as the shares with respect to which instructions are received. Tellabs 401(k) Plan participants should return the proxy as provided therein. Pursuant to the Tellabs 401(k) Plan, the trustee will not disclose the directions set forth on any individual proxy to the Company or its directors or officers, except as may otherwise be required by law.

Who pays for this proxy solicitation?
This proxy is solicited by the Board of Directors, and the cost of solicitation will be paid by the Company. Additional solicitation may be made by mail, personal interview, telephone and/or facsimile by Company personnel, who will not be additionally compensated for such effort. The cost of any such additional solicitation will be borne by the Company.

Where can I obtain additional information?
A copy of the Annual Report of the Company for the fiscal year ended December 30, 2005, accompanies this Proxy Statement.

More information about the Company is available on the Company’s website at www.tellabs.com/investors/stockholder.shtml.

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Election of Directors
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The Company has three classes of directors, with staggered terms and members of each class serving a three-year term. At the 2006 Annual Meeting, the terms of the Class II directors will expire.

The three nominees for Class II director are Bo Hedfors, Michael Lavin and Jan Suwinski. The Board of Directors intends to nominate each of these individuals for new terms that will expire at the 2009 Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed by the stockholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below, each of whom has been selected by the Board of Directors. Class I and Class III directors will continue in office for the remainder of their terms.

Management is not aware of any other proposed nominees for directors. Management anticipates that all of the nominees will be able to serve. However, if any nominee is unable to serve at the time of the Annual Meeting, the proxy will be voted for a substitute nominee nominated by the Nominating and Governance Committee of the Board of Directors and selected by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BO HEDFORS, MICHAEL LAVIN AND JAN SUWINSKI AS CLASS II DIRECTORS TO HOLD OFFICE UNTIL THE 2009 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED.

Class II Nominees for Election Whose Terms Will Expire in 2009 if Elected

Bo Hedfors, 62, founder and president of Hedfone Consulting,
Inc. (telecom and Internet consulting) since 2002. President, global wireless infrastructure business at Motorola 1998–2002.
President and CEO of Ericsson,
Inc. 1994–1998; chief technology
officer of LM Ericsson 1990–
1993. Director, Openwave
Systems, Inc. and SwitchCore
AB. M.S.E.E., Chalmers
University of Technology.
Tellabs director since 2003.	Michael E. Lavin, 60, Midwest area managing partner KPMG LLP 1993–2002. Partner 1977–2002. Director, Peoples Energy Corporation and SPSS Inc. B.B.A., University of Wisconsin. Tellabs director since 2003.	Jan H. Suwinski, 64, professor of Business and Operations, Cornell University, Johnson Graduate School of Management since 1997. Executive vice president of OptoElectronics Group, Corning Incorporated 1990–1996. Director, Thor Industries, Inc. and Ohio Casualty Group. M.B.A. and B.M.E., Cornell University. Tellabs director since 1997.

Class III Directors Continuing in Office Until 2007

Michael J. Birck, 68, chairman and co-
founder of Tellabs.
Chairman since 2000,
chief executive officer
2002–2004, chief
executive officer and
president 1975–2000.
Director, Molex Incorporated and Illinois Tool Works. M.S.E.E., New York University;
B.S.E.E., Purdue
University. Tellabs
director since 1975.

Fred A. Krehbiel, 64,
co-chairman of Molex
Incorporated since
1999. Co-chief executive
officer of Molex
Incorporated 1999–
2001; chairman of
the Board of Molex
Incorporated 1993–
1999; vice chairman and
chief executive officer of
Molex Incorporated
1988–1993. Director,
DeVry, Inc. B.A., Lake
Forest College. Tellabs
director since 1985.

Krish A. Prabhu, 51,
president and chief
executive officer of
Tellabs since 2004.
Partner, Morgenthaler
Ventures 2001–2004.
Chief operating officer
of Alcatel Telecom
1999–2001; chief
executive officer of
Alcatel USA 1997–
1999; various senior
management positions at
Alcatel 1991–1997.
Director, Freescale
Semiconductor, Inc.
Ph.D. and M.S.E.E.,
University of Pittsburgh;
M.S., Indian Institute of
Technology; B.S.,
Bangalore University.
Tellabs director since
2004.	Linda Beck, 42,
executive vice president
and general manager of
business solutions at
EarthLink since 2005.
Executive vice president
of operations 2000–
2005; vice president of
engineering at
MindSpring 1999–2000.
Various management
positions at Netcom
1996–1999; Sybase
1994–1996; Amdahl
1992–1994; GTE 1987–
1992. M.B.A., St.
Mary’s College; B.S.,
Iowa State University.
Tellabs director since
2006.

Class I Directors Continuing in Office Until 2008

Frank Ianna, 56, president of AT&T Network Services 1998– 2003. Various executive and senior management positions at AT&T 1990–1998; various management and staff positions at AT&T 1972–1998.	Stephanie Pace Marshall, Ph.D., 60, founding president of Illinois Mathematics and Science Academy since 1986. Ph.D., Loyola University; M.A., University of Chicago; B.A., Queens College. Tellabs director	William F. Souders, 77, chairman and chief executive officer of Emery Air Freight Corporation 1988–1989. Executive vice president and director at Xerox Corporation 1974–1986. B.A., Lake Forest

M.S.E.E., Massachusetts Institute of Technology; B.E.E.E., Stevens Institute of Technology. Tellabs director since 2004.	since 1996.	College. Tellabs director since 1990.

Each of the Company’s directors other than Messrs. Birck and Prabhu qualifies as “independent” in accordance with the applicable NASDAQ listing standards. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exists, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Company offers industry, market, corporate governance and financial education opportunities for Board members. Each independent Board member is required to participate in educational programs (both internal and external), as deemed appropriate by the Board member. The Board has adopted guidelines that require a director to offer to resign if the director changes employment, retires or has a significant change in his or her roles/responsibilities outside the Company. A director also must receive approval from the Board prior to accepting a director position at any public or private company in a related business. Additionally, Board members are required to offer not to run for re-election for a term which will begin after their 72nd birthday.
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Committees of the Board
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The Board of Directors has a standing Audit and Ethics Committee, Compensation Committee and Nominating and Governance Committee. The current members of the committees are identified in the following table.

Director	Audit and Ethics Committee	Compensation Committee	Nominating and Governance Committee

Linda Beck
Bo Hedfors
Frank Ianna
Fred A. Krehbiel
Michael Lavin	Chair
Stephanie Pace Marshall			Chair
William F. Souders		Chair
Jan H. Suwinski

Audit and Ethics Committee
The Audit and Ethics Committee assists the Board in its general oversight of the Company’s financial reporting, and disclosure, internal controls and audit functions. The Committee is directly responsible for reappointment, retention, compensation and oversight of the work of the Company’s independent auditors. The Board has also made the Committee responsible for reviewing any related-party transactions involving the Company’s officers or directors for potential conflicts of interest. To monitor compliance with applicable laws, rules and regulations, the Committee has adopted the Tellabs Integrity Policy, a code of ethics applicable to all directors, officers and employees. The Integrity Policy ensures prompt and consistent enforcement of the code, protection for persons reporting questionable behavior, clear and objective standards for compliance and a fair process by which to determine violations. A copy of the Tellabs Integrity Policy is available on the Company’s website at www.tellabs.com/investors.

The Audit and Ethics Committee receives reports from the Company’s compliance officer on any related-party transactions, code of ethics issues or other conflict-of-interest situations. The Board has determined that each member of the Committee is independent and has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit and Ethics Committee. The Board has determined that Messrs. Lavin and Souders meet the qualifications of an audit committee financial expert, as defined by SEC guidelines and as required by the applicable NASDAQ listing standards. Stockholders should understand that the designation is a disclosure requirement of the SEC, and does not impose on Messrs. Lavin and Souders any duties, obligations or liability that are greater than those that are generally imposed on them as Audit and Ethics Committee members or members of the Board. The Committee’s report is included later in this document. A current copy of the Committee’s charter, which was amended in 2005, is attached to this Proxy Statement as Exhibit A and is available on the Company’s website at www.tellabs.com/investors.

Compensation Committee
The Compensation Committee has the responsibilities set forth in its charter with respect to reviewing performance and determining compensation for the executive officers of the Company and for administering the Company’s equity-based compensation plans. All members of the Committee are independent as defined by NASDAQ listing standards. The Committee’s report on executive compensation is included later in this Proxy Statement. A current copy of the Committee’s charter, which was amended in 2005, is available on the Company’s website at www.tellabs.com/investors.

Nominating and Governance Committee
The Nominating and Governance Committee has the responsibilities set forth in its charter. Generally, the Committee is responsible for: evaluating Board composition, performance and compensation; soliciting, evaluating and making recommendations for candidates to the Board, including candidates recommended by stockholders; making recommendations regarding corporate governance matters and practices; and providing oversight of the Board’s operational structure and accountability. The Committee also conducts an annual review of the Board, each Board Committee and the Chairman of the Board with input received from the Board and members of the Company’s management. The Board has adopted a set of Corporate Governance Guidelines, which the Nominating and Governance Committee is responsible for overseeing. A current copy of the Committee’s charter, which was amended in 2005, and Corporate Governance Guidelines are available on the Company’s website at www.tellabs.com/investors.

All members of the Nominating and Governance Committee are independent as defined by NASDAQ listing standards. Stockholders who wish to communicate with this Committee concerning potential director candidates may do so by corresponding with the Secretary of the Company. These communications should include the name, biographical data and any other relevant information about the individual who is the subject of the communication. In evaluating director candidates, the Committee considers a variety of factors including independence, diversity of business experience and expertise, industry and technology knowledge, and other related experience and knowledge. The Committee is authorized to hire a third party to assist with director nominations.

In January 2006, based on the recommendation of the Nominating and Governance Committee, the Board elected Linda Beck as a member of the Board. The process for Ms. Beck’s election consisted of an exhaustive search and extensive internal deliberations. The Committee conducted its search through the services of a third-party executive search firm. The Committee utilized the Company’s prescribed methodology for targeting potential director candidates — that is, the Board developed a matrix of the skill sets of each Board member and compared those skills with the Company’s needs. The goal of such exercise is to determine whether any particular skills would benefit the Company, in addition to the minimum standard of being a qualified and distinguished individual. Through this process, it was determined that Ms. Beck’s skills and experiences would benefit the Company and enhance the strength and depth of the Board.

Meetings Held in 2005
During 2005, six meetings of the Board of Directors, 11 meetings of the Audit and Ethics Committee, five meetings of the Compensation Committee and eight meetings of the Nominating and Governance Committee were held. Each of the directors attended at least 75% of the aggregate of the total number of Board meetings and the meetings of the committees on which such director served during 2005, except Fred Krehbiel, who attended 66% of all such meetings. All of the directors who were then serving (except one director who decided not to stand for re-election to the Board for the 2005 Annual Meeting of Stockholders) attended the 2005 Annual Meeting of Stockholders. The Board has adopted a policy requiring each Board member to attend the Annual Meeting of Stockholders.

Executive Sessions
Following the regular Board meetings, the independent directors conduct separate meetings of only the independent directors. The Board has a lead director role that rotates among the chairpersons of the Board committees and is responsible for leading the independent director meetings. The Board and each

Committee are authorized to directly engage outside consultants and legal counsel to assist and advise the Board and each Committee as each believes useful or necessary.

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Director Compensation
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For 2005, each independent director was paid an annual retainer of $30,000 and a fee of $1,500, plus expenses, for each Board of Directors meeting attended in person and $1,000 for each substantive telephonic Board meeting. Additionally, each independent director was paid a committee meeting fee of $1,000 for each committee meeting attended in person and $500 for each substantive telephonic meeting. The chairpersons of the Compensation Committee and the Nominating and Governance Committee each received an annual retainer of $4,000. The chairperson of the Audit and Ethics Committee received a retainer of $8,000. No other additional retainers for committee members were paid during 2005. The directors are given the opportunity to allocate their annual retainer and meeting fees into the Company’s deferred income plan. Such allocation can be in the form of cash or stock units (each of which represents the right to receive a share of Company Common Stock) as requested by the director making the deferral. Directors who also serve as officers of the Company do not receive the director compensation outlined in this section.

Each non-employee director not previously serving as a director is granted a stock option to purchase 10,000 shares of the Company’s stock under the Company’s 2004 Incentive Compensation Plan on the date such person is elected as a non-employee director. One-third of the initial option grant becomes exercisable in cumulative annual installments. If such person is still serving as a non-employee director, such person will be granted a stock option to purchase 15,000 additional shares as well as a restricted stock unit award of 2,000 shares each year thereafter on the anniversary of the last day of the month in which the initial option was granted. The annual stock options and restricted stock unit awards granted on such anniversaries become fully exercisable one year from the date of grant. During 2005, only non-employee directors previously serving as directors were elected to the Board of Directors. As discussed above, Linda Beck (a non-employee director) was elected to the Board of Directors in January 2006.

If a director ceases to be a director of the Company for any reason other than death or disability, options held by such director may be exercised, subject to the expiration date of the options, for three months after such termination, but only to the extent such options were exercisable on the date of termination. If a directorship is terminated because of death or disability, the option may be exercised, subject to the expiration date of the option, for up to one year (three years for terminations due to a disability) after such termination, but only to the extent the option was exercisable on the date of death or disability. In the event a directorship is terminated due to the death of a director, such director’s unvested options shall vest 100%. Options granted to non-employee directors under the 2004 Incentive Compensation Plan are not transferable.

The Nominating and Governance Committee is responsible for establishing stock ownership guidelines for the independent Board members. In October 2005, the Committee adopted guidelines that require each independent Board member to own stock valued at four times the annual retainer paid to the independent directors. The stock ownership guideline is to be met within five years after October 2005 or a director’s initial election to the Board if initially elected after October 2005.
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Executive Compensation
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The table below sets forth certain information for fiscal years 2005, 2004 and 2003 with respect to the annual and other compensation paid by the Company to the Chief Executive Officer and the other four executive officers of the Company who were most highly compensated in fiscal year 2005 (collectively, the “Named Executive Officers”) for services in all capacities to the Company and its subsidiaries.

Summary Compensation Table
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		Annual Compensation			Long-Term Compensation

Name and Principal Position	Year	Salary	Bonus	Other Annual Compen-sation (1)	Restricted Stock Awards ($) (2)	Securities Underlying Options/ SARs #	All Other Compen-sation

Krish A. Prabhu (3)	2005	$850,000	$500,000	$5,389	$520,200	400,000	$45,909
Chief Executive Officer and	2004	$713,846	$100,000	$15,004	$1,001,000	400,000	$53,894
President	2003	-	-	-	-	-	-

Michael J. Birck (4)	2005	$510,000	$100,000	-	-	-	$319,43
Chairman of the Board and	2004	$517,901	-	-	-	-	$306,749
Former Chief Executive	2003	$533,850	-	$229	-	100,000	$259,904
Officer

Carl A. DeWilde (5)	2005	$313,750	$203,214	$11,081	$216,750	100,000	$35,013
Executive Vice President –	2004	$28,846	-	-	$84,800	50,000	-
Broadband Products	2003	-	-	-	-	-	-

Stephen M. McCarthy (6)	2005	$317,500	$189,650	$4,032	$216,750	100,000	$43,583
Executive Vice President –	2004	$300,385	$100,000	$2,844	$35,378	120,000	$41,924
Sales and Services	2003	$277,060	$27,500	$2,712	-	30,000	$44,899

Timothy J. Wiggins (7)	2005	$336,250	$168,050	$3,893	$216,750	200,000	$35,365
Executive Vice President and	2004	$313,846	$100,000	$2,746	$37,240	42,300	$30,971
Chief Financial Officer	2003	$228,457	$50,000	$2,606	$115,800	120,000	$13,079

(1)	The Company does not currently pay or provide perquisites to its Named Executive Officers.

(2)	Unless the shares under the Restricted Stock Awards are forfeited, those shares are eligible to receive dividends. To date, the Company has not declared any dividends.

(3)	For Mr. Prabhu:

(a) Amounts of Other Annual Compensation include $5,389 for 2005 and $3,802 for 2004 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits as well as $11,202 for 2004 for relocation payments.

(b) Amounts of Restricted Stock Awards include (i) for 2005, the value on the grant date of a restricted stock unit award granted on July 5, 2005 in the amount of 60,000 shares. Subject to continued service with the Company, 100% of the shares will vest on July 5, 2006. The value of these shares as of December 30, 2005 was $654,000. (ii) for 2004, the value on the grant date of a restricted stock unit award granted on February 20, 2004 in the amount of 100,000 shares. 20% of the shares vested on February 20, 2005, an additional 20% of the shares vested on February 20, 2006 and, subject to continued service with the Company, the final 60% of the shares will vest on February 20, 2007. The value of these shares as of December 30, 2005 was $1,090,000.

(c) Amounts of All Other Compensation include (i) $20,400 earned for 2005 and $28,685 earned for 2004 representing contributions by the Company to Mr. Prabhu’s Company-sponsored deferred compensation plan account; (ii) $8,400 for 2005 and $8,200 for 2004 representing Company matching contributions, and $4,200 for 2005 and $4,100 for 2004 representing Company discretionary contributions to Mr. Prabhu’s account in the Company’s 401(k) Plan (formerly known as the Tellabs

Advantage Program); and (iii) $12,909 for 2005 and $12,909 for 2004 for premiums paid for life insurance. Mr. Prabhu was named Chief Executive Officer effective February 12, 2004.

(4)	For Mr. Birck:

(a) Amounts of Other Annual Compensation include $229 for 2003 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits.

(b) Amounts of All Other Compensation include (i) $288,877 earned for 2005, $275,906 earned for 2004 and $211,548 earned for 2003 as preferential above-market interest on deferred compensation; (ii) $8,400 for 2005, $8,200 for 2004 and $6,000 for 2003 representing Company matching contributions and $4,200 for 2005 and $4,100 for 2004 representing Company discretionary contributions to Mr. Birck’s account in the Company’s 401(k) Plan (formerly known as the Tellabs Advantage Program); (iii) $17,954 earned for 2005, $18,543 earned for 2004 and $32,356 earned for 2003 representing contributions by the Company to Mr. Birck’s Company-sponsored deferred compensation plan account; and (iv) $10,000 for 2003 for retirement plan contributions. Mr. Birck resigned as Chief Executive Officer effective February 12, 2004.

(5)	For Mr. DeWilde:

(a) Amounts of Other Annual Compensation include $11,081 for 2005 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits.

(b) Amounts of Restricted Stock Awards include (i) for 2005, the value on the grant date of a restricted stock unit award granted on July 5, 2005 in the amount of 25,000 shares. Subject to continued service with the Company, 100% of the shares will vest on July 5, 2006. The value of these shares as of December 30, 2005 was $272,500. (ii) for 2004, the value on the grant date of a restricted stock unit award granted on December 6, 2004 in the amount of 10,000 shares. 20% of the shares vested on December 6, 2005 and, subject to continued service with the Company, an additional 20% of the shares will vest on December 6, 2006 and the final 60% of the shares will vest on December 6, 2007. The value of these shares as of December 30, 2005 was $109,000.

(c) Amounts of All Other Compensation include (i) $4,200 for 2005 representing Company discretionary contributions to Mr. DeWilde’s account in the Company’s 401(k) Plan (formerly known as the Tellabs Advantage Program); and (ii) $30,813 for 2005 for premiums paid for life insurance. Mr. DeWilde was named Executive Vice President effective November 29, 2004.

(6)	For Mr. McCarthy:

(a) Amounts of Other Annual Compensation include $4,032 for 2005, $2,844 for 2004 and $2,712 for 2003 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits.

(b) Amounts of Restricted Stock Awards include (i) for 2005, the value on the grant date of a restricted stock unit award granted on July 5, 2005 in the amount of 25,000 shares. Subject to continued service with the Company, 100% of the shares will vest on July 5, 2006. The value of these shares as of December 30, 2005 was $272,500. (ii) for 2004, the value on the grant date of a restricted stock unit award granted on October 4, 2004 in the amount of 3,800 shares. 20% of the shares vested on July 1, 2005 and, subject to continued service with the Company, an additional 20% of the shares will vest on July 1, 2006 and the final 60% of the shares will vest on July 1, 2007. The value of these shares as of December 30, 2005 was $41,420.

(c) Amounts of All Other Compensation include (i) $14,239 earned for 2005, $13,599 earned for 2004 and $10,427 earned for 2003 as preferential above-market interest on deferred compensation; (ii) $8,400 for 2005, $8,200 for 2004 and $6,763 for 2003 representing Company matching contributions and $4,200 for 2005 and $4,100 for 2004 representing Company discretionary contributions to Mr. McCarthy’s account in the Company’s 401(k) Plan (formerly known as the Tellabs Advantage Program); (iii) $7,086 earned for 2005, $6,367 earned for 2004 and $10,599 earned for 2003 representing contributions to the Company’s deferred compensation plan; (iv) $9,658 for 2005, $9,658 for 2004 and $8,778 for 2003 for premiums paid for life insurance; and (v) $8,332 for 2003 for retirement plan contributions.

(7)	For Mr. Wiggins:

(a) Amounts of Other Annual Compensation include $3,893 for 2005, $2,746 for 2004 and $2,606 for 2003 as amounts paid as reimbursement for taxes paid on certain medical and life insurance benefits.

(b) Amounts of Restricted Stock Awards include (i) for 2005, the value on the grant date of a restricted stock unit award granted on July 5, 2005 in the amount of 25,000 shares. Subject to continued service with the Company, 100% of the shares will vest on July 5, 2006. The value of these shares as of December 30, 2005 was $272,500. (ii) for 2004, the value on the grant date of a restricted stock unit award granted on October 4, 2004 in the amount of 4,000 shares. 20% of the shares vested on July 1, 2005 and, subject to continued service with the Company, an additional 20% of the shares will vest on July 1, 2006, and the final 60% of the shares will vest on July 1, 2007. The value of these shares as of December 30, 2005 was $43,600. (iii) for 2003, the value on the grant date of a restricted stock award granted on March 31, 2003 in the amount of 20,000 shares. Such shares will vest with respect to 100% of the shares on March 31, 2006.

(c) Amounts of All Other Compensation include (i) $8,400 for 2005, $8,200 for 2004 and $462 for 2003 representing Company matching contributions and $4,200 for 2005 and $4,100 for 2004 representing Company discretionary contributions to Mr. Wiggins’ account in the Company’s 401(k) Plan (formerly known as the Tellabs Advantage Program); (ii) $13,440 earned for 2005, $9,346 earned for 2004 and $1,154 earned for 2003 representing contributions by the Company to Mr. Wiggins’ Company-sponsored deferred compensation plan account; and (iii) $9,325 for 2005, $9,325 for 2004 and $8,848 for 2003 for premiums paid for life insurance; and (iv) $2,615 for 2003 for retirement plan contributions. Mr. Wiggins was named Chief Financial Officer effective March 31, 2003.

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Option/SAR Grants in Last Fiscal Year
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The table below sets forth certain information with respect to stock options granted during fiscal year 2005 to the Named Executive Officers under the Company’s 2004 Incentive Compensation Plan. No stock appreciation rights were granted to the Named Executive Officers in 2005.

	Individual Grants				Value (1)
Name	Options Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Shares)	Expiration Date	Grant Date Present Value ($)

Krish A. Prabhu	400,000 (2)	5.73%	$8.67	07/05/15	$1,525,600

Michael J. Birck	-	-	-	-	-

Carl A. DeWilde	100,000 (2)	1.43%	$8.67	07/05/15	$381,400

Stephen M. McCarthy	100,000 (2)	1.43%	$8.67	07/05/15	$381,400

Timothy J. Wiggins	200,000 (2)	2.87%	$8.67	07/05/15	$762,800

(1)	The estimated present value at grant date of stock options granted during fiscal 2005 with an expiration date of July 5, 2015 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: an expected time until exercise of 4.00 years; a risk-free interest rate of 3.84%; a volatility rate of 51.57%; and a dividend yield of 0.0%. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of SFAS No. 123.

(2)	All stock options become exercisable monthly over three years from the date of grant, subject to acceleration in the event of a change in control, death or disability, or retirement after a certain age and years of service with the Company.

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Option Exercises
_________________________________________________________________
The table below sets forth certain information with respect to options exercised by the Named Executive Officers during fiscal year 2005 and held by the Named Executive Officers at the end of fiscal year 2005. None of the Named Executive Officers held any stock appreciation rights on that date.

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Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values
_________________________________________________________________

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)

Name	Shares Acquired on Exercise (#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Krish A. Prabhu	0	$0	135,555	664,445	$179,888	$992,112

Michael J. Birck	0	$0	190,000	110,000	$855,500	$490,500

Carl A. DeWilde	0	$0	23,888	126,112	$55,170	$288,830

Stephen M. McCarthy	0	$0	275,575	225,175	$492,461	$559,701

Timothy J. Wiggins	0	$0	94,237	268,063	$366,094	$746,163

(1)	The value of unexercised stock options at the end of fiscal year 2005 is based on the closing price of $10.90 reported on the NASDAQ National Market System on December 30, 2005, the last trading day of fiscal year 2005, less the exercise price payable for such shares.

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Compensation Committee Interlocks and Insider Participation
_________________________________________________________________
All decisions regarding the compensation of the executive officers were made by the Compensation Committee of the Board of Directors, which is composed entirely of non-employee, independent members of the Board of Directors. Although Messrs. Birck and Prabhu made recommendations to the Committee with regard to the compensation of the other executive officers, including the other Named Executive Officers, they did not participate in the Committee’s deliberations with respect to their own compensation.

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Compensation Committee Report on Executive Compensation
_________________________________________________________________
The following Compensation Committee Report on Executive Compensation and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

The Compensation Committee follows a compensation philosophy that utilizes, as a significant determinant, the financial performance of the Company, along with the achievement of strategic corporate objectives and the individual performance of the executive officers. By doing so, the Committee believes that the Company’s management will focus on meeting both financial and non-financial corporate goals that, in turn, should enhance stockholder value. The Company’s compensation package for executive officers is a combination of base annual compensation, in the form of salary and other benefits, incentives in the form of payments under the global bonus programs, and long-term compensation through grants of options and restricted stock units under the Company’s 2004 Incentive Compensation Plan.

For 2005, the Compensation Committee evaluated the performance of the executive team, including the Named Executive Officers and Mr. Prabhu. To perform the evaluation, the Committee discussed with Mr. Prabhu the overall performance of the Company and the executive team. Mr. Prabhu discussed with the Committee the combination of executive team goals and individual goals that each of the executives would be focusing on in 2005. The team goals and objectives were focused on three areas: energizing the Company’s transport business, enlarging the Company’s presence in data and expanding into adjacent markets.

In determining base salaries for the executive officers, including the Named Executive Officers, the Compensation Committee considered the performance of each executive officer and the Company during the preceding fiscal year as described above, such executive officer’s salary history and the terms of any applicable employment agreement. The Committee also retained and received a review and analysis by an independent compensation consultant of the salaries of the executive officers, including the Named Executive Officers. Based on those results, the Committee determined to increase the salaries of each of the Named Executive Officers, including Mr. Prabhu. The Committee also used third-party market analysis and a compensation consultant to review Mr. Birck’s compensation package. With such input and input from Mr. Birck, the Committee determined to maintain Mr. Birck’s base salary at the same level as 2004.

The compensation and benefits package for 2005 also included a bonus program. All employees, including the Named Executive Officers and Mr. Prabhu, were eligible to participate in any payouts under the bonus program. Pay out of the bonus was contingent on the achievement of certain financial criteria, including operating income and revenue targets. For 2005, individual payouts under the bonus program for the Named Executive Officers, excluding Messrs. Birck and Prabhu, were targeted at 60% of annual salary. The target for Mr. Birck was 50% and for Mr. Prabhu was 75%.

During 2005, the financial objectives were partially met and a portion of the targeted amounts for payout were made under the 2005 bonus program to the employees and the executive officers, including the Named Executive Officers and Mr. Prabhu. Mr. Prabhu discussed with the Compensation Committee the Company’s overall performance in 2005 and recommended payouts for each of the executive officers, including the Named Executive Officers, based on the Company performance and their individual performance in 2005. The Committee considered those recommendations and authorized bonus payments to each of the executive officers, including the Named Executive Officers. The Committee also reviewed the proposed payout for Mr. Prabhu and determined to increase his bonus in recognition of his performance and the Company’s performance in 2005. Mr. Birck discussed his proposed payout under the bonus program with the Committee, and Mr. Birck made a recommendation to the Committee to lower his bonus payment for 2005. The Committee agreed with his recommendation and authorized an adjusted bonus payment for 2005.

The final piece of the compensation package for executive officers is awards under the Company’s equity incentive compensation plans. In general, the Company has used equity awards as an integral part of its compensation program for executive officers and for employees, with a view toward giving the executive officers and employees a stake in the Company’s future and compensation opportunities directly aligned with the creation of stockholder value. Stock options and restricted stock unit awards were made to the executive officers, including the Named Executive Officers and Mr. Prabhu, during 2005. Mr. Birck did not receive an equity award based on the market analysis and in recognition of his already substantial holdings of Company stock.

The Compensation Committee is also responsible for establishing stock ownership guidelines for the executive officers, including the Named Executive Officers. In July 2005, the Committee adopted revised stock ownership guidelines that require the CEO to own the lesser of 200,000 shares or four times his or her salary and the other executive officers, including the Named Executive Officers, to own the lesser of 50,000 shares or three times their individual salary within five years of the July 2005 date, the date of their promotion or the date of their appointment as an executive officer.

The Committee reserves the right to (i) limit future equity grants, (ii) require retention of portions of future equity exercises or shares that have vested and (iii) pay future bonus amounts in stock for failure to comply with the guidelines.

The Compensation Committee does not believe that the provisions of Internal Revenue Code Section 162(m) relating to the deductibility of compensation paid to the Named Executive Officers will limit the deductibility of such compensation expected to be paid by the Company. The Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate including the payment of compensation under circumstances where the deductibility of such compensation may be limited by Internal Revenue Code Section 162(m).

March 20, 2006
William F. Souders (chairperson)
Frank Ianna
Stephanie Pace Marshall, Ph.D.
Jan H. Suwinski
Members of the Compensation Committee
as of December 30, 2005

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Employment Agreements
_________________________________________________________________
During 2005 and until February 11, 2006, each of Messrs. Prabhu (the Company’s Chief Executive Officer) and Birck (the Company’s Chairman) had an employment agreement with the Company. Under the terms of those agreements, each was guaranteed a specific annual salary, which was subject to possible adjustments in accordance with the Company’s annual review process, and was eligible to participate in the annual bonus plans at a target of not less than 50% of his annual salary. If either was terminated without cause (including resignation due to constructive discharge), such individual would have been entitled to (i) a lump-sum severance benefit equal to his annual salary and target bonus payable for the remaining term of his employment agreement, (ii) acceleration of stock option award vesting, if any, and (iii) continuation of certain executive and employee benefits.

Under the terms of now expired employment agreements, for a period of two years following termination of employment for any reason, Messrs. Prabhu and Birck are each restricted from becoming associated with a direct competitor of the Company, or from hiring any employees of the Company or soliciting any person or entity to terminate their relationship with the Company. Mr. Prabhu’s base salary under his employment agreement for 2005 was $850,000, and Mr. Birck’s base salary under his employment agreement for 2005 was $500,000. Both Messrs. Prabhu’s and Birck’s employment agreements had initial terms of two years, and unless earlier terminated or not renewed, would have renewed for additional one-year periods. Both Messrs. Prabhu and Birck elected not to renew their respective employment agreements. Thus, on February 11, 2006, those employment agreements expired by their terms.

On May 6, 2005, the Company implemented an Executive Continuity and Protection Program. The Executive Continuity and Protection Program is intended to attract and retain well-qualified individuals to serve as executives and key personnel of the Company. The Compensation Committee has delegated its authority to the Company’s CEO, Mr. Prabhu, to determine the participants of the Executive Continuity and Protection Program. Under the Executive Continuity and Protection Program, a participant will become entitled to severance benefits in the event of a qualifying termination of employment that occurs within 24 months after a change of control of the Company (as described below). In such cases, that participant would receive severance benefits equal to two times that participant’s base salary and bonus target, a prorated bonus based on the number of months the participant had served in the year of termination and approximately 20% of such participant’s base salary in lieu of benefits. In exchange for the right to be covered by the Executive Continuity and Protection Program, the participant is required to maintain the confidential information of the Company, assign all intellectual property rights to the Company (to the extent not previously assigned), not compete with the Company for a period of 24 months (as an employee, a stockholder (with limited exceptions), a director, a consultant and the like), not solicit for employment any employee of the Company for six months prior to employment of that person, and not induce any third party to terminate or not renew any relationship with the Company for a period of 24 months. Such obligation and restrictive covenants apply regardless of whether a change of control of the Company occurs.

Under the Executive Continuity and Protection Program, a change of control is any of the following events: (a) 20% or more of the Company’s securities is acquired by a single person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); (b) over a two-year period, a majority of the directors of the Company’s Board cease to be directors of the Company’s Board; (c) the Company is acquired by or sells its assets to a third party, unless (i) the stockholders before such transaction continue to own more than 50% of the Company after such transaction; (ii) no single person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) owns 20% or more of the Company’s securities; (iii) a majority of the directors before such transaction continue to serve on the Company’s Board after such transaction; or (d) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

Mr. DeWilde (the Company’s Executive Vice President — Broadband Products) is currently subject to the terms and conditions of the Executive Continuity and Protection Program.

Messrs. Wiggins (the Company’s Chief Financial Officer) and McCarthy (the Company’s Executive Vice President — Sales and Services) are parties to separate Change in Control Employment Agreements.

The Change in Control Employment Agreements address certain rights that become effective upon the occurrence of a change in control of the Company (as defined in the Change in Control Employment Agreements). The Change in Control Employment Agreements were revised prior to Mr. Birck’s resignation as Chief Executive Officer to include a change in management provision whereby such change would occur in the event that (a) Michael J. Birck is not for any reason the Chief Executive Officer of the Company or (b) if a business combination that is not a change in control shall occur and Michael J. Birck is not for any reason the Chief Executive Officer of the resulting corporation. Mr. Birck’s resignation from his position as Chief Executive Officer on February 12, 2004, triggered these rights under the Change in Control Employment Agreements.

The Change in Control Employment Agreements further provide for (i) an employment term of three years, commencing on the date of the change in management; and (ii) compensation, including annual salary, incentive bonuses and employee benefits, no less favorable than those in effect on such date. In addition, if an individual’s employment is terminated within such employment term, other than due to death, disability or cause (as defined in the Change in Control Employment Agreements) or the individual resigns for good reason (as defined in the Change in Control Employment Agreements), then he will be entitled to receive (i) a lump-sum cash payment equal to the sum of salary payments for 36 months (24 months for a change in management) plus a pro rata share of the estimated amount of any target bonus that would have been payable for the bonus period that includes the termination date; (ii) the value of the incentive compensation, if any, to which he would have been entitled had he remained in the employ of the Company for 36 calendar months (24 months for a change in management); and (iii) if the triggering event was a change in control, an amount equal to 36 months of bonus at the target rate.

In addition, the Company will be obligated to continue to maintain the individual’s employee benefits for such 36-month period (24 months for a change in management) and to pay to the individual the amount of any excise taxes, together with the additional income tax related to such excess amounts, imposed upon the payments and benefits provided under the Agreements. Unless otherwise paid out or terminated, the Change of Control Employment Agreements with Messrs. Wiggins and McCarthy will expire on their terms in February 2007.

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Security Ownership of Certain Beneficial Owners
_________________________________________________________________
The table below sets forth certain information with respect to each person known by the Company (other than Mr. Birck, the Company’s Chairman), pursuant to a review of the filings with the SEC as of December 31, 2005, to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (3)

AXA Financial, Inc. (1) 1290 Avenue of the Americas New York, NY 10104	36,990,068	8.21%

Columbia Wanger Asset Management, L.P. (2) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	25,700,000	5.71%

(1) Based on information filed with the SEC and provided to the Company by AXA Financial, Inc. (“AXF”), AXF is a wholly owned subsidiary of AXA Framlington, a French holding company, which is controlled by three French mutual insurance companies, the Mutuelles AXA, as a group. As of December 31, 2005, AXA Framlington, an affiliate of AXF, has sole power to vote with respect to 110,000 shares and sole power to dispose with respect to 110,000 shares. AXA Rosenberg Investment Management LLC, an affiliate of AXF, has sole power to vote with respect to 62,300 shares and sole power to dispose with respect to 65,200 shares. Alliance Capital Management L.P., (“Alliance”), a subsidiary of AXF, has sole power to vote with respect to 19,903,787 shares, shared power to vote with respect to 3,844,078 shares and sole power to dispose with respect to 36,807,044 shares. AXA Equitable Life Insurance Company, a subsidiary of AXF, has sole power to dispose with respect to 7,824 shares. Alliance’s shares are held by unaffiliated third-party client accounts and managed by Alliance, as investment advisor.

(2) Based on information filed with the SEC and provided to the Company by Columbia Wanger Asset Management, L.P. (“WAM”) and WAM Acquisition GP, Inc. (the general partner of WAM (“WAM GP”)), WAM has sole power to vote and sole power to dispose with respect to 25,700,000 shares, and WAM GP has shared power to vote and shared power to dispose with respect to 25,700,000 shares.

(3) Based on the total number of shares outstanding on February 27, 2006, the Company’s record date.

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Security Ownership of Management
_________________________________________________________________
The table below sets forth certain information as of February 27, 2006, with respect to the beneficial ownership of the Company’s outstanding shares of Common Stock by each current director of the Company, each nominee to become a director, each named executive officer, and all current executive officers and directors as a group.

Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Beneficial Ownership (excluding stock options) (1)	Exercisable Stock Options Within 60 Days of Feb. 27, 2006 (2)	Total Beneficial Ownership		Percent of Class(3)

Directors and Nominees: Michael J. Birck One Tellabs Center 1415 West Diehl Road Naperville, IL 60563	35,404,287	190,000	35,594,287	(4)	7.3%

Krish A. Prabhu	160,000	260,000	420,000		*
Fred A. Krehbiel	103,000	28,000	131,000		*
Stephanie Pace Marshall, Ph.D.	34,000	37,000	71,000		*
Jan H. Suwinski	36,000	28,000	64,000		*

William F. Souders	18,000	28,000	46,000	*

Michael E. Lavin	4,000	20,000	24,000	*
Bo Hedfors	4,000	18,000	22,000	*
Frank Ianna	4,000	3,333	7,333	*
Linda W. Beck	0	0	0	*
Other Named Executive Officers: Stephen M. McCarthy	29,548	252,687	282,235	*
Timothy J. Wiggins	48,399	118,860	167,259	*
Carl A. DeWilde	34,471	10,000	44,471	*
All current executive officers and directors as a group (19 persons)	36,067,470	1,810,975	37,878,445	7.8%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Shares of Common Stock subject to options exercisable within 60 days of February 27, 2006 are deemed to be outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	Based on shares outstanding of 450,392,827 on February 27, 2006.
(4)	Includes 1,161,000 shares held by Mr. Birck’s spouse. Mr. Birck disclaims beneficial ownership of such shares. Also includes 20,993,437 shares held by Oak Street Investments, L.P., a family limited partnership of which Mr. Birck is a general partner.

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Performance Graph
_________________________________________________________________
The graph below sets forth a comparison of the yearly change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the NASDAQ Market Index, a broad-based market index, and the Dow Jones Telecommunications Equipment Index, a peer group of common stocks of telecommunications equipment vendors, for the five-year period beginning December 29, 2000.

A FIVE-YEAR CUMULATIVE TOTAL RETURN COMPARISON*
(Stock Performance in Dollars)

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Section 16(a) Beneficial Ownership Reporting Compliance
_________________________________________________________________
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based on a review of documents in the Company’s possession, and on written representations from reporting persons, we believe that during fiscal year 2005, all of the Company’s officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934. You can obtain a copy of such reports by visiting the Company’s website at www.tellabs.com/investors.

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Transactions with Executive Officers, Directors and Others
_________________________________________________________________
Kevin Birck, the son of Michael Birck, Chairman of the Board of the Company, is employed by the Company as Director, Material Supply. During fiscal year 2005, Kevin Birck earned an aggregate salary of $137,955, and a bonus of $29,114 under the Company’s broad-based bonus program, and participated in the Company’s other broad-based benefits plans. Michael Birck was not involved in determining the compensation of Kevin Birck.

During the past fiscal year, the Company and its subsidiaries had no other transactions in which any other director or other executive officer, or any other member of their immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules.

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Audit and Ethics Committee Report
_________________________________________________________________
The following Audit and Ethics Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit and Ethics Committee of the Board of Directors has furnished the following report:

The Audit and Ethics Committee’s primary duties and responsibilities fall into four broad categories:

  To serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;
  To appoint, compensate, retain and oversee the work of the Company’s independent auditor;
  To oversee the work of the internal audit department and to provide it with organizational independence by providing it a direct reporting line to the Board of Directors; and
  To oversee the Company’s compliance with legal and regulatory requirements and its code of ethics.

During the course of each fiscal year, the Audit and Ethics Committee devotes the attention that it deems necessary and appropriate to each of the matters assigned to it under the Committee’s charter, which was revised during fiscal year 2005. A current copy of the charter is attached to this Proxy Statement as Exhibit A, and can also be found on the Company’s website at www.tellabs.com/investors/governance.shtml. The Committee believes that it has satisfied its Committee charter responsibilities for fiscal year 2005.

In overseeing the preparation of the Company’s financial statements, the Audit and Ethics Committee met with management and the Company’s internal and independent auditors to review and discuss all financial statements (including the Company’s audited financial statements), earnings releases and related SEC filings prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

The Audit and Ethics Committee, among other things, has received the written disclosures and the letter from Ernst & Young LLP (the Company’s independent auditors) required by the Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees and has discussed with Ernst & Young LLP matters relating to its independence, including disclosures made to the Committee and whether the provision of non-audit services by the auditors was compatible with the auditor’s independence. The Committee approves all non-audit services to be performed by the auditors as set forth in the Audit and Non-Audit Services Pre-Approval Policy. A copy of the policy is available on the Company’s website at www.tellabs.com/investors/governance.shtml.

The Audit and Ethics Committee continued to monitor the scope and adequacy of the Company’s internal audit program, including proposals for adequate staffing and to strengthen internal procedures and controls, where and when appropriate.

The Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit and Ethics Committee are in no way designed to supersede or alter those responsibilities. The Committee’s role does not provide any particular assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

Based upon its reviews and discussions and subject to the limitations on the roles and responsibilities of the Audit and Ethics Committee as described herein and in its charter, the Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005, for filing with the Securities and Exchange Commission.

March 20, 2006
Michael E. Lavin (chairperson)
Bo Hedfors
Fred A. Krehbiel
William F. Souders
Members of the Audit and Ethics Committee
as of December 30, 2005

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Independent Auditors Fees and Services
_________________________________________________________________
In connection with the audit of the Company’s 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP. The engagement agreement sets forth the terms by which Ernst & Young LLP will perform audit services for the Company, and includes alternative dispute resolution procedures and an exclusion of punitive damages.

The Company paid Ernst & Young LLP certain fees for services provided during fiscal years 2004 and 2005. Such fees were approximately as follows:

Year	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees (4)
2005	$2,326,413	$54,900	$414,297	$0
2004	$2,055,020	$280,665	$367,369	$1,061

(1)	Includes fees for Ernst &Young LLP’s audit of the Company’s management’s assessment of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002, in addition to fees related to their audit of the Company’s financial statement.

(2)	Includes fees for acquisition due diligence and accounting consultations.

(3)	Includes fees for tax compliance, tax audit assistance, and tax planning and advice.

(4)	Includes fees for assistance with an application for a local educational grant.

As set forth in the Audit and Ethics Committee Report, the Committee has considered and determined that the provisions of the non-audit services described above were compatible with maintaining the auditor’s independence. The Committee pre-approves all audit and non-audit services provided by Ernst & Young LLP to the Company and its subsidiaries and approves the overall scope and plans for their audit activities, including the adequacy of staffing and compensation. A current copy of the Company’s Audit and Non-Audit Services Pre-Approval Policy is available on the Company’s website at www.tellabs.com/investors/governance.shtml.

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Proposal to Ratify Appointment of Independent Auditors
_________________________________________________________________
The Audit and Ethics Committee has selected Ernst & Young LLP, independent auditors, as the Company’s independent auditors in 2006 as it has done since 1997. Although action by the stockholders in this matter is not required, the Audit and Ethics Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting, and will seriously consider stockholder input on this issue. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and, if the representative so desires, to make a statement.

The following proposal will be presented for action at the Annual Meeting by direction of the Board of Directors:

RESOLVED, that action by the Audit and Ethics Committee appointing Ernst & Young LLP as the Company’s independent auditors to conduct the annual audit of the Company’s consolidated financial statements and management’s assessment of internal controls over financial reporting for the current fiscal year is hereby ratified, confirmed and approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

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Future Stockholder Proposals, Director Nominations and Stockholder Communications
_________________________________________________________________
For inclusion in the Company’s Proxy Statement and form of proxy with respect to the 2007 Annual Meeting of Stockholders, any proposals of stockholders must be received by the Secretary of the Company no later than November 20, 2006.

To nominate one or more directors for consideration at the 2007 Annual Meeting of Stockholders, a stockholder must provide notice, containing the information required by the Company’s by-laws, of the intent to make such nomination(s) by personal delivery or by mail to the Secretary of the Company, no later than November 20, 2006. Copies of those requirements will be sent to any stockholder upon written request. The Nominating and Governance Committee will evaluate any proposed nominees using similar criteria as utilized for other nominees and will consider such nominees in comparison to all other nominees. The Committee has no obligation to nominate any such individuals for election.

Additionally, if a proponent of a stockholder proposal at the 2007 Annual Meeting fails to provide notice of the intent to make such proposal by personal delivery or mail to the Secretary of the Company on or before November 20, 2006, (or by an earlier or a later date, if such date is hereafter established by amendment to the Company’s by-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

The Company welcomes communications from stockholders to the Board of Directors. Such communications should be addressed to the Secretary of the Company, who will review the communication and determine the appropriate handling of the communication. Alternatively, you may make contact through the Company’s website at www.tellabs.com/investors.

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Other Matters
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Management knows of no other matters that will be brought before the Annual Meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

By Order of the Board of Directors,

James M. Sheehan
Secretary

March 20, 2006

Exhibit A

TELLABS, INC.
AUDIT AND ETHICS COMMITTEE CHARTER

_________________________________________________________________

I. PURPOSE
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The primary function of the Audit and Ethics Committee (“Committee”) is to assist the Board of Directors in fulfilling its oversight corporate responsibilities. Consistent with this function, the Committee will encourage continuous improvement of, and will foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are:

  To serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;
  To appoint, compensate, retain and oversee the work of the Company’s independent auditor;
  To oversee the work of the internal audit department and to provide it with organizational independence by providing it a direct reporting line to the Board of Directors; and
  To oversee the Company’s compliance with legal and regulatory requirements and its code of ethics.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and as permitted by law.

The Committee does not plan or conduct audits or determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management and the independent auditor, are responsible for these activities.

The Committee shall review at least annually and update this charter as deemed appropriate.

_________________________________________________________________

II. COMPOSITION
_________________________________________________________________
The Committee shall be comprised of three or more directors as determined by the Board of Directors. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Exchange (NASDAQ), Rule 4200, and the Securities and Exchange Commission (SEC), Rule 10A-3. The Committee shall provide assistance to the Nominating and Governance Committee to determine the continuing compliance with the NASDAQ independence and corporate governance requirements. All members of the Committee shall be able to read and understand financial statements at the time of their appointment, and at least one member of the Committee shall be an “audit committee financial expert,” as defined by SEC regulations.

The members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board of Directors, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

The Committee, in conjunction with the Nominating and Governance Committee, shall perform an evaluation of the Committee’s performance at least annually, and the Nominating and Governance Committee shall recommend to the Board of Directors proposed Committee members.

_________________________________________________________________

III. MEETINGS
_________________________________________________________________
The Committee shall meet at least four times annually in person or by phone, and more frequently if circumstances dictate. As part of its job to foster open communication, the Committee will meet at least quarterly with management, the internal audit department, the independent auditor and amongst themselves in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

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IV. RESPONSIBILITIES AND DUTIES
_________________________________________________________________
The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, accounting, sound business risk practices and ethical behavior. The following shall be the principal responsibilities and duties of the Committee, which may be supplemented from time to time as deemed appropriate by this Committee.

General
1. Discuss with management and the independent auditor the status of internal control recommendations made by the independent auditor and the internal audit department. Review the internal reports to management prepared by the internal audit department and management’s response.

2. Discuss with management, the internal auditors and the independent auditor the adequacy and effectiveness of the accounting and financial controls; the policies and procedures to assess, monitor and manage risk; the investment policies, practices and programs; and the legal and ethical compliance programs.

Internal Audit
3. Review plans, annual budget, activities, staffing and organizational structure of the internal audit department, including its charter. Ensure there are no restrictions or limitations that impact or impair the scope of the internal audit department’s activities or their access to required information.

4. Review and concur in the appointment, replacement or dismissal of the internal audit director.

Independent Auditor
5. Appoint, retain, compensate and terminate the independent auditor with the independent auditor directly reporting to the Committee. Discuss with the independent auditor the overall scope and plans for their audit activities, including the adequacy of staffing.

6. Pre-approve all audit and non-audit services provided by the independent auditor. The Committee may delegate pre-approval authority to a member of the Committee. The approved non-audit services shall not include any services prohibited by law or regulation.

7. Oversee the work of the independent auditor, including resolution of any disagreements between management and the independent auditor regarding financial reporting.

8. Actively discuss with the independent auditor any relationships or services that may impact the objectivity and independence of the independent auditor. Ensure that the independent auditor submit annually a formal written statement, including the written disclosures required by Independence Standards Board Standard No. 1, delineating all relationships between the independent auditor and the Company.

9. Discuss with the independent auditor the nature of the independent auditor’s internal quality control procedures, including any material issues raised by (a) the most recent internal quality control or peer review of the independent auditor or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such material issues such as those that would impact the independent auditor’s ability to maintain its license to operate and function.

10. Set clear hiring policies for employees or former employees of the independent auditor that meet the SEC regulations and NASDAQ listing standards.

Financial Reporting
11. Review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assertion.

12. Review the Company’s annual financial statements and any reports, including Form 10-K, or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent auditor.

13. Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of earnings and prior to the filing of the Form 10-Q and the results of the independent auditor’s review of the quarterly financial statements as required by Statement on Auditing Standards No. 71, Interim Financial Information.

14. Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

15. Review the charter and activities of the Company’s Disclosure Committee and management’s processes and resources to execute the responsibilities outlined in the Disclosure Committee charter.

16. Review with management and the independent auditor critical accounting and reporting principles, practices and procedures selected and applied by the Company in preparing its financial statements. Discuss with the independent auditor those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Consider the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles.

17. Review major changes to the Company’s accounting principles and practices as suggested by the independent auditor or management. Review all material alternative treatments of financial information within generally accepted accounting principles that have been discussed between the independent auditor and management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and any other material written communications between the independent auditor and management.

18. Review and discuss with management and the independent auditor any material financial or non-financial arrangements of the Company, which do not appear in the financial statements.

19. Review and approve all related-party transactions for potential conflict-of-interest situations. “Related- party transactions” refers to the transactions required to be disclosed pursuant to SEC regulations.

20. Discuss with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

21. Review separately with each of management, the independent auditor and the internal audit department any significant difficulties or disagreements encountered during the course of the annual audit, including any restrictions on the scope of work or access to required information.

Ethical and Legal Compliance
22. Review the Company’s Integrity Policy and management’s system to publish, circulate and enforce the Integrity Policy.

23. Review management’s monitoring of the Company’s compliance with its Integrity Policy, including any changes to or waivers of the Integrity Policy.

24. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding accounting or auditing matters.

25. Review with the Company’s counsel legal compliance matters including violations of securities laws or breaches of fiduciary duty.

26. Review with the Company’s counsel any legal matter that could have a significant impact on the Company’s financial statements.

27. Review the charter and activities of the Company’s Business Conduct and Ethics Committee.

28. Perform any other activities consistent with this charter, the Company’s by-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

DIRECTIONS TO THE 2006 ANNUAL MEETING OF STOCKHOLDERS:

Hilton Lisle/Naperville, 3003 Corporate West Dr., Lisle, Illinois 60532

Directions from I-294 North & South	Directions from Chicago
Take I-294 to I-88 West	Take the Eisenhower Expy (I-290) West
I-88 West to Naperville Rd. exit	I-290 West becomes I-88 West
Turn left (North) on Naperville Rd.	I-88 West to Naperville Rd. exit
Right on Warrenville Rd.	Turn left (North) on Naperville Rd.
Right on Corporate West Dr.	Right on Warrenville Rd.

Directions from I-355
Take I-355 to I-88 West
I-88 West to Naperville Rd. exit
Turn left (North) on Naperville Rd.
Right on Warrenville Rd.
Right on Corporate West Dr.

The following trademarks and service marks are owned by Tellabs Operations, Inc., or its affiliates in the United States and/or other countries:
TELLABS®, TELLABS and T symbol®, and T symbol®. Any other company or product names may be trademarks of their respective companies.
© 2006 Tellabs. All rights reserved.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2006, the day before the  meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Tellabs, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 26, 2006, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it as soon as possible in the postage-paid envelope we have provided or return it as soon as possible to Tellabs, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TELLA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TELLABS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS.

1.	Election of three directors— Nominees: 01) Bo Hedfors	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. _____________________________________

02) Michael E. Lavin
	03) Jan H. Suwinski				For	Against	Abstain
2.	Ratification of Ernst & Young LLP as Independent Auditors				☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please sign name exactly as imprinted (do not print).

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH stockholder should sign.

For comments, please check this box and write them on the back where indicated				☐
		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
One Tellabs Center, 1415 W. Diehl Road, Naperville, IL 60563
This Proxy is Solicited By the Board of Directors

     The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation, does (do) hereby constitute and appoint James M. Sheehan and Timothy J. Wiggins, and each of them, the true and lawful attorney(s) of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at the Hilton Lisle/Naperville, 3003 Corporate West Drive, Lisle, Illinois 60532, on Thursday, April 27, 2006 at 2:00 p.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of directors and FOR the ratification of the Company’s independent auditors for 2006.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Please mark this proxy, date and sign it on the reverse side hereof and return it in the enclosed envelope.)

(Continued and to be signed on the reverse side)